                                                                   Exhibit 10.18



                                     FORM OF

                               VISTEON CORPORATION
                               PENSION PARITY PLAN

                             Effective July 1, 2000

                               VISTEON CORPORATION
                               PENSION PARITY PLAN

            The Visteon Corporation Pension Parity Plan (the "Plan") has been adopted to promote the best interests of Visteon Corporation (the "Company") and the stockholders of the Company by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates. The Plan is adopted effective July 1, 2000.

                     ARTICLE I. DEFINITIONS AND CONSTRUCTION

Section 1.01. Definitions.

            The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise:

      (a) Board: The Board of Directors of the Company.

      (b) Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

      (c) Committee: The Compensation Committee of the Board.

      (d) Company: Visteon Corporation, or any successor thereto.

      (e) Employee: A person who is regularly employed by a Participating Employer (as distinguished from a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage) and is enrolled on the active employment rolls of the Participating Employer.

      (f) ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

      (g) Limitations: The limitations on benefits and/or contributions imposed on qualified plan by Section 415 and Section 401(a)(17) of the Code.

      (h) Participant: Subject to Section 2.02, an Employee of a Participating Employer who has been designated by the Committee as being eligible to participate in this Plan and, where the context so requires, a former Employee entitled to receive a benefit hereunder.

      (i) Participating Employer: The Company and any subsidiary a majority of the voting stock of which is owned directly or indirectly by the Company or a limited liability company a majority of the membership interest of which is owned directly or indirectly by the Company, that with the consent of the Committee, participates in the Plan for the benefit of one or more Participants in its employ.

      (j) Retirement Plan: The Visteon Pension Plan, the Salaried Retirement Plan of Visteon Systems, LLC, or such other qualified defined benefit retirement plans as the Committee may designate.

Section 1.02.     Construction and Applicable Law.


      (a) Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

      (b) This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Delaware to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.

                           ARTICLE II. PARTICIPATION

Section 2.01. Eligibility.

            An Employee shall become a Participant in the Plan only if the Employee has been designated for participation under the terms of the Plan or by the Committee.

Section 2.02.     Certain Transfers of Employment.

            If directed by the Committee, a Participant whose employment is transferred to a corporation or other entity (the "Transferee Employer") that is not a Participating Employer, but in which the Company or an affiliate of the Company holds an ownership interest, then until the earliest to occur of (a) the date on which the Participant ceases to be employed by such Transferee Employer,
(b) the date on which the Company or an affiliate of the Company no longer holds an ownership interest in the Transferee Employer, or (c) such other date determined by the Committee, the Participant shall be treated as if he or she were still actively employed by a Participating Employer. The foregoing rule shall apply only for the purpose of determining whether the Participant has terminated employment for purposes of determining the Participant's distribution commencement date; it shall not apply, and the Participant shall not be entitled to receive additional benefits with respect to remuneration attributable to services rendered with the Transferee Employer The Committee may promulgate such additional rules as may be necessary or desirable in connection with any such transfer of employment.

                      ARTICLE III. PENSION PARITY BENEFIT

      Section 3.01. Pension Parity Benefit. A Pension Parity Benefit shall be provided to each Participant whose benefit under the Retirement Plan is restricted because of the Limitations.

      Section 3.02. Calculation and Payment of Pension Parity Benefit.

      (a) The Pension Parity Benefit shall be a periodic benefit equal in amount to the difference between (i) the benefit that is payable to or on behalf of a Participant under the Retirement Plan, and (ii) the corresponding benefit that would be payable under the Retirement Plan if such benefit were calculated without regard to the Limitations.

      (b) The Pension Parity Benefit shall be paid by the Participating Employer in the same form and for the same period as is paid the corresponding benefit under the Retirement Plan. Accordingly, the Pension Parity Benefit shall be paid to the person receiving payment of the corresponding benefit under the Retirement Plan with each payment being made, as nearly as practicable, at the same as the corresponding benefit from the Retirement Plan.

      Section 3.03. Optional Distribution Method.

      (a) As an alternative to the periodic Pension Parity Benefit described in
Section 3.02 above, the Participant who is eligible for the Pension Parity Benefit and the applicable Participating Employer may agree on a lump sum payment that is the actuarial equivalent of the periodic Pension Parity Benefit described in Section 3.02 above, subject to the following conditions and such other conditions as may be determined by the Committee:

            (i) The actuarial equivalent lump sum payment shall be determined on the basis of the interest rates and mortality tables which would be used by the Pension Benefit Guaranty Corporation for determining the present value of liability for pensioners' benefits in the case of a terminated retirement plan under Title IV of ERISA and which are in effect in the month prior to the month when the Participant's Pension Parity Benefit is scheduled to begin.

            (ii) The agreement must be entered into (A) prior to the year in which the Participant's retirement occurs and (B) not later than six months before the actual retirement date.

            (iii) The agreement, once entered, is irrevocable.

            (iv) Evidence of good health at the time of the agreement will be required.

      (b) Payment of the lump sum benefit shall be made by the Company as soon as practicable after payment of the Participant's benefit under the Retirement Plan begins.

      Section 3.04. Pension Parity Calculation Is For Record Keeping Purposes Only.

            The Pension Parity Benefit, and the record keeping procedures described herein serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of a Participating Employer to fund such benefits. In any event, a Participating Employer may, in its discretion, set aside assets equal to part or all of such benefit and invest such assets in Visteon common stock, life insurance or any other investment deemed appropriate. Any such assets shall be and remain the sole property of the Participating Employer, and a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.

                         ARTICLE IV. GENERAL PROVISIONS

      Section 4.01. Administration.

      (a) The Committee shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. The Committee shall consist of not less than two members of the Board, each of whom is also a director of the Company and qualifies as a "non-employee director" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. If at any time the Committee shall not be in existence then all determinations shall be made by the full Board, and all determinations affecting other Participants shall be made by the Board or an officer appointed by the Board. The Committee may, in its discretion, delegate any or all of its authority and responsibility. To the extent of any such delegation, any references herein to the Committee shall be deemed references to such delegee. The Committee (or where applicable, the Board) may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If any delegee of the Committee shall also be a Participant or Beneficiary, any determinations affecting the delegee's participation in the Plan shall be made by the Committee.

      (b) The Committee (or where applicable, the Board) shall have the discretionary authority to interpret and construe the Plan, to make benefit determination under the Plan, and to take all other actions that may be necessary or appropriate for the administration of the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Participating Employers, the directors, officers, and employees of the Company or a Participating Employer, the Plan participants, and their respective successors in interest.

      Section 4.02. Restrictions to Comply with Applicable Law.

      Notwithstanding any other provision of the Plan, the Company shall have no liability to make any payment under the Plan unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

      Section 4.03. Claims Procedures.

      (a) If a Participant (or a beneficiary who is entitled to benefits under the Retirement Plan following the Participant's death) believes that he or she has not received the full benefit provided for in the Plan, the Participant or beneficiary may file a claim for benefits with the Committee. If the Committee denies the claim, the Committee shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other information as may be pertinent and a description of the procedures to be followed by the claimant in obtaining a review of his or her claim. For purposes of this subsection, the claimant's claim shall be deemed filed when presented in writing to the Committee and the Committee's explanation shall be provided to the claimant within ninety (90) days of the date the claim is filed.

      (b) The claimant shall be provided sixty (60) days following his or her receipt of the denial of the claim to file a written request for appeal to the Committee. The claimant and his or her representative may present additional information or documents pertinent to the Committee's review. The Committee shall decide the issue on appeal, which decision shall be final, and furnish the claimant with a written decision of his or her claim on review within sixty (60) days of receipt of claimant's request for appeal. The Committee's decision shall indicate the specific reasons for the decision and the pertinent provisions of the Plan on which the decision is based. If the Committee does not furnish a written decision to the claimant within such sixty (60) day period, the claim shall be deemed denied on appeal.

      Section 4.04. Participant Rights Unsecured.

      (a) Unsecured Claim. The right of a Participant or his beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any beneficiary shall have any rights in or against any specific assets of a Participating Employer. The right of a Participant or beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

      (b) Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or beneficiary, or any other person.

      Section 4.05. Income Tax Withholding.

            The Company shall withhold from any benefit payment amounts required to be withheld for Federal and State income and other applicable taxes.

      Section 4.06. Amendment or Termination of Plan.

            There shall be no time limit on the duration of the Plan. The Board (or where specified herein, the Committee) may at any time amend or terminate the Plan; provided, however, that no amendment or termination may reduce or eliminate any benefit accrued to the date of such amendment or termination.

      Section 4.07. Effect of Inimical Conduct. Anything contained in the Plan notwithstanding, all rights of a Participant under the Plan to receive distribution of all or any part of his or her benefit shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant's employment) acted in a manner inimical to the best interests of the Company or a subsidiary or affiliate thereof.

      Section 4.08. No Assignment of Benefits. No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment nor shall such rights or benefits be subject to attachment or legal process for or against a Participant or his or her beneficiary.

      Section 4.09. Administrative Expenses.

            Costs of establishing and administering the Plan will be paid by the Participating Employers.

      Section 4.10. Successors and Assigns.

            This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.